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Exhibit 10.40A

                           SOFTWARE LICENSE AGREEMENT

         This Software License Agreement (this "AGREEMENT"), dated as of July 31, 2002 (the "EFFECTIVE DATE"), is by and among A.B. Watley Group Inc., a Delaware corporation ("WATLEY"), A.B. Watley, Inc., a New York corporation ("ABWI"), and Integrated Trading Solutions, Inc., a Delaware corporation ("INTEGRATED"). Watley, ABWI and Integrated are each sometimes referred to in this Agreement as a "PARTY" and are collectively referred to in this Agreement as the "PARTIES."

                                   BACKGROUND

         WHEREAS, the Parties have entered into that certain Asset Purchase Agreement, dated as of even date herewith (the "ASSET PURCHASE AGREEMENT"), pursuant to which Watley and ABWI transferred to Integrated all of Watley`s and ABWI`s right, title and interest in and to the Licensed Software (as defined below); and

         WHEREAS, Watley and ABWI desire to obtain a license to the Licensed Software for use in their businesses. Integrated desires to grant Watley and ABWI a license for such purposes in accordance with the terms and conditions of this Agreement.

                                    AGREEMENT

         NOW, THEREFORE, the Parties agree as follows:

1. DEFINITIONS.

         As used in this Agreement, the following terms will have the following meanings.

         "AFFILIATE" means, with respect to any Person, any corporation or other entity of which at least a majority of the outstanding shares of stock or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors (or Persons performing similar functions) of such corporation or entity (irrespective of whether or not at the time, in the case of a corporation, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is, at the time, directly or indirectly owned or controlled by such Person.

         "AUTHORIZED USERS" means (i) Watley, but solely for the benefit of ABWI or any other Affiliate of Watley or ABWI that is wholly owned by Watley and/or ABWI provided that (A) the Affiliate is conducting a business or line of business that ABWI is currently engaged in or could be engaged in within the scope of this Agreement, (B) the Affiliate becomes a party to Fully Disclosed Clearing Agreement dated as of October, 3, 1996, between ABWI and Penson Financial Services, Inc., as amended (the "Clearing Agreement") on identical terms as set forth therein, as applicable, (C) the Affiliate becomes bound by the terms of this Agreement and the Related Documents, as applicable on terms satisfactory to Integrated and the other parties to such Related Documents, (D) such Affiliate does not benefit from the Licensed Software as a result of any transaction involving a transaction prohibited by Section 13(h), and (E) the Affiliate executes such other documentation as Integrated and/or its affiliates reasonably request and provides to Penson a business plan and other financial information acceptable to Penson (each an "Authorized Affiliate"), (ii) ABWI or any Authorized Affiliate , but solely at those locations of ABWI or any such Authorized Affiliate within the United States (it being agreed that ABWI and each such Authorized Affiliate may use the Licensed Software to service trading customers of ABWI or any such Authorized Affiliate located outside of the United States solely to the extent they execute trades with ABWI in the United States in full compliance with all applicable laws, rules and regulations, and (iii)


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ABWI`s or any  Authorized  Affiliates`  customers  (e.g.,  retail or proprietary traders registered with ABWI). The parties acknowledge and agree that Authorized Users shall exclude all brokerage and/or dealer firms trading in securities and any current or prospective customers of Integrated and/or its affiliates. Notwithstanding anything in the immediately preceding sentence to the contrary or any other provision of Section 3 hereof, but solely with respect to customers noted in such sentence that are not brokerage and/or dealer firms (each a "NON-BD"), if any such Non-BD customer of Watley or ABWI or any Authorized Affiliate that is an Authorized User is also a customer of Integrated`s software solutions and/or other Integrated products and services or a potential customer that has been solicited by or on behalf of Integrated and has entered into or has agreed to enter into good faith negotiations to become a customer of Integrated, then Watley shall pay Integrated its then current standard license fees for each such customer; provided, however, that Watley, ABWI, any Authorized Affiliate and other Authorized Users shall, under no circumstances, market the Licensed Software in a manner that purposefully or intentionally adversely effects marketing opportunities of Integrated as reasonably determined by Integrated; provided, further, that, any determination by Integrated that any of Watley, ABWI, any Authorized Affiliate or other Authorized User has marketed or is marketing the Licensed Software in a manner that deprives Integrated of a
licensing   opportunity   (whether  or  not  such  marketing  is  purposeful  or
intentional) shall result in an obligation, as determined by Integrated, for the recipient or beneficiary of the Licensed Software to pay Integrated its then current standard licensing fees and/or to cease using the Licensed Software. A transaction with a Non-BD that is otherwise permitted by the terms of this Agreement and the Related Documents shall not constitute a transaction that deprives Integrated of a marketing opportunity if (i) Watley shall have notified Integrated in writing (sent by telecopy marked conspicuously on the cover sheet with "Urgent-Immediate Reply Needed" to each of Integrated`s CEO and COO, each of Penson`s CEO, COO, CFO, General Counsel and Chief Compliance Officer and to Andrew Koslow (208-275-3940)) in reasonable detail of the general terms of a proposed transaction with the Non-BD and the identity of the Non-BD, and
Integrated   either  confirms  that  such  transaction  does  not  constitute  a transaction that deprives Integrated of a marketing opportunity or does not notify Watley within six business days after the day on which it receives the notice from Watley that Integrated deems the transaction to be a transaction that deprives Integrated of a marketing opportunity and Watley, ABWI and/or its applicable Authorized Affiliate completes a transaction on terms no less favorable to Watley, ABWI and/or its applicable Authorized Affiliate than that provided in the notice. Existing brokerage customers of ABWI with active and funded accounts that trade securities through ABWI as of the date hereof and that are Non-BDs are not deemed by Integrated to deprive Integrated of a marketing opportunity to the extent ABWI engages in a transaction with such party that is otherwise permitted by the terms of this Agreement and the Related Documents.

         "CONFIDENTIAL INFORMATION" means any and all technical and non-technical information (including trade secrets, know-how and proprietary information, firmware, designs, schematics, techniques, plans or any other information relating to any research project, work in process, future development, scientific, engineering, manufacturing, marketing or business plans or financial or personnel matters) relating to a Party or its present or future products, sales, suppliers, customers, licensors, licensees, employees, investors or Affiliates and disclosed or otherwise supplied by a Party to another Party pursuant to this Agreement.

         "ERROR" means any defect in the code of an Integrated Enhancement that prevents the Licensed Software from properly performing its intended functions to the extent such code is written by or on behalf of Integrated (all uses of the phrase "on behalf of Integrated" in this Agreement used in the context of the creation of software code shall refer to the case when Integrated hires third parties to create software for it but shall exclude the case when Integrated licenses or purchases third party software for inclusion in the Licensed Software).



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         "EVENT OF DEFAULT" means the occurrence of any of the following:  (i) a party fails to perform any of its obligations under this Agreement in any material respect; (ii) a material breach (as determined in accordance with Section 9.3 of the Asset Purchase Agreement) by a party or its affiliate(s) under the Asset Purchase Agreement or any other material breach (without reference to any determination under Section 9.3 of the Asset Purchase Agreement) under any agreement or instrument contemplated by the Asset Purchase Agreement or under any of the Related Documents; (iii) any breach of a payment obligation with respect to any debt owed by Watley or its Affiliates that is not a part of the debt evidenced by the Related Documents; or (iv) a breach by ABWI or Penson of any obligation under the Clearing Agreement; PROVIDED that the non-breaching party has given the breaching party written notice of default setting forth in reasonable detail the breach that has occurred; PROVIDED, FURTHER, that the breaching party shall have, with respect to a non-material breach, thirty (30) days after its receipt of such written notice to cure the breach, but if the breach is not capable of being cured within such thirty (30) day period the breaching party shall have an additional thirty (30) day period to cure the breach; and, PROVIDED, FURTHER, that the breaching party shall have, with respect to a material breach only fifteen (15) days (or such longer period as set forth in the Asset Purchase Agreement, the Clearing Agreement or the applicable Related Document relative to a breach arising thereunder) after its receipt of such written notice to cure the breach. In addition, any breach by a party hereto or their affiliates of a Related Document that results in a termination by the non-breaching party of such Related Document shall give rise to an immediate termination event hereunder (without any requirement for any additional grace or cure period as set forth herein).



         "INTEGRATED CORRECTIONS" means all bug fixes, patches, corrections and similar modifications to the Licensed Software by or on behalf of Integrated in the event of any Error in the Licensed Software.

         "INTEGRATED ENHANCEMENTS" means all updates, upgrades, new versions, additional functionality, and other similar modifications or improvements to the Licensed Software (including all new extensions or components of the Licensed Software and all derivative works of the Licensed Software), made by or on behalf of Integrated and generally made available to other licensees, but shall exclude any and all customized work for hire and any proprietary development by or on behalf of Integrated that is not generally made available to other licensees and all other changes for which Integrated generally receives a designated payment that an Authorized User has not accepted or for which it has not paid.

         "INTELLECTUAL PROPERTY RIGHTS" means any U.S. or foreign patents, patent applications, trademarks, trade names, service marks, brand names, logos and other trade designations (including unregistered names and marks), trademark and service mark registrations and applications, copyrights and copyright registrations and applications, moral rights, inventions, invention disclosures, formulae, formulations, processes, methods, trade secrets, computer software (including the architecture thereof), computer programs and source codes, manufacturing research and similar technical information, engineering know-how, assembly and test data, drawings and royalty rights.

         "LICENSED SOFTWARE" means the object (or executable) code of Integrated`s proprietary computer software, as described on Exhibit A, including all Integrated Enhancements and Integrated Corrections adopted by Watley to the extent required and as otherwise permitted by this Agreement.

         "PENSON" means Penson Financial Services, Inc., a North Carolina corporation.

         "PERSON" means and includes natural persons, corporations, limited partnerships, limited liability companies, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts and other organizations, whether or not legal entities, and governmental authorities.



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         "RELATED  DOCUMENTS"  has the meaning  set forth in the Asset  Purchase
Agreement.

         "SYSTEM" will mean any of Watley`s, ABWI`s, or any of their respective Affiliates` (but solely to the extent Affiliates are Authorized Users) software, firmware, hardware, computer systems or devices, or networks, whether owned, leased or rented, or otherwise provided for the benefit, or under the control, of any of the foregoing (but solely to the extent such "System" has been recommended for use in writing by Integrated in connection with the Licensed Software).



2. LICENSES.

         (a) LICENSE TO SOFTWARE.

                  (i) Subject to the terms of this Agreement, Integrated hereby grants to Watley a perpetual, non-exclusive, license to use the Licensed Software, including the right to sublicense the Licensed Software to Authorized Users so long as each Authorized User takes such action as Integrated requests (at Integrated`s expense, except to the extent any Authorized User is creating, involved in or responsible for the problem for which Integrated is requesting protective action) with respect to the protection of its Intellectual Property Rights.

                  (ii) Integrated will deliver to Watley all Integrated Enhancements in accordance with Integrated`s normal and customary release schedule. Watley will have no obligation to install any Integrated Enhancements unless the same are provided without charge and Watley will be provided a reasonable period to install such Integrated Enhancements. Integrated will deliver all Integrated Corrections to Watley promptly upon written notice of any Error or potential Error to a duly authorized representative of Integrated. Upon the installation of any Integrated Enhancement or Integrated Correction, such Integrated Enhancement or Integrated Enhancement, as applicable, will thereupon be deemed to be part of the Licensed Software.

         (b) LICENSE RESTRICTIONS. Neither Watley nor ABWI or any other Authorized User shall: (i) provide, lease, lend, use or allow others to use the Licensed Software to or for the benefit of third parties, other than as permitted by this Agreement; or (ii) use the Licensed Software in connection with the execution of trades of securities outside of the U.S. (subject to such limited use for Authorized Users located outside of the U.S. as is expressly set forth in the definition of "Authorized User" in Section 1 for such Authorized Users to execute securities trades within the U.S) or in violation of any law, rule or regulation.

         (c) ADDITIONAL SOFTWARE. Watley will be responsible for obtaining any third party software licenses for the operating system it determines is needed to operate the Licensed Software.

3. FEES AND ROYALTIES.

          (a) ROYALTY PAYMENTS. For [*], Watley may use the Licensed Software in accordance with this Agreement [*]. Upon the expiration of the [*], and in consideration for the license granted to Watley hereunder, Watley shall pay, and shall cause all Authorized Users to pay, to Integrated a royalty equal to [*] per month for each user of the Licensed Software (the "ROYALTY"). [*], and thereafter on each anniversary of the Effective Date, the Royalty shall be adjusted by the percentage change in the "CPI" for the immediately preceding calendar year. CPI means the monthly index of the Consumer Price Index for Urban Wage Earners and Clerical Workers (all items; 1982-84 = 100) issued by the


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"BUREAU." Bureau means the U.S. Department of Labor, Bureau of Labor Statistics,
or if it ceases to publish the CPI, any successor agency of the United States that shall publish the CPI or the data necessary to determine the CPI. If the Bureau ceases to use the 1982-84 reference base, or a substantial change is made in determining the CPI, or the CPI shall be discontinued for any reason, Integrated shall designate an alternative index comparable to the CPI.

         (b) INTEGRATED ENHANCEMENTS AND CORRECTIONS. In consideration for Integrated making all Integrated Enhancements available to Watley and installing Integrated Enhancements if and as directed by Watley, Watley, on its own behalf and on behalf of all other Authorized Users, shall pay to Integrated the then-current fee that Integrated charges all its other customers for such Integrated Enhancements (except as set forth in Section 2(a)(ii)). Watley shall remit payment to Integrated within thirty (30) days after receipt of invoice therefor. Integrated shall make available to Watley and install all Integrated Corrections at no additional cost.

         (c) OTHER COSTS. From the Effective Date and so long as this Agreement is in effect, Watley shall, on its own behalf and on behalf of all other Authorized Users, pay all exchange fees and bandwidth (provided that Watley may select its bandwidth provider in its sole discretion as long as the cost of any change from the existing bandwidth provider is paid for at Watley`s sole expense (including, without limitation, the cost of any Integrated personnel) and so long as Integrated is provided a reasonable period of time to make such change and so long as such changes of providers occur no more frequently than once in any three year period) related to providing the Licensed Software as well as any fees and costs associated with providing service to Authorized Users not located at the current 40 Wall Street, New York, New York address of Watley other than via the Internet. Watley shall remit payment to Integrated within thirty (30) days after receipt of invoice therefor.

         (d) SOFTWARE DEVELOPMENT. In the event Watley requests software or product development, Integrated shall charge Watley its then standard rates charged to similarly situated clients for similar projects, as determined by Integrated in its sole discretion.

         (e) PAYMENTS. Watley shall remit payment, and shall cause all other Authorized Users to remit payment, due to Integrated within thirty (30) days after the last day of each calendar month for any Royalty earned during the immediately preceding month. During the period that Royalties are payable in accordance with this Section 3, Watley shall render to Integrated a monthly report in such form as is reasonably satisfactory to Integrated. The report shall set forth the total number users of the Licensed Software and any other information reasonably requested by Integrated. Watley shall maintain books and records concerning the use of Licensed Software. Such books and records shall be complete and accurate and Integrated shall have the right, through its representatives or auditors, to reasonable inspection of the books and records of Watley relating to the use of the Licensed Software, PROVIDED that any such inspection shall only occur (i) upon fifteen (15) days` prior written notice to Watley, (ii) with minimum disruption to Watley`s business operations, (iii) subject to the confidentiality provisions set forth in Section 8, and (iv) at Integrated`s expense except to the extent any audit identifies an error on the part of ABWI, Watley or another Authorized User that misstates the amounts due to Integrated by 7.5% or more.

4. SUPPORT OBLIGATIONS. Subject to the effect Integrated`s acceptance or non-acceptance (for which Integrated shall not have or incur any liability for any consequential effect with respect to the performance, functionality or specifications of the Licensed Software or related support obligations under this Agreement) of the Assumed Liabilities (as defined in the Asset Purchase Agreement) in accordance with the provisions of the Asset Purchase Agreement, Integrated will use reasonable business efforts to provide Watley with maintenance and support of the Licensed Software (including, without limitation, provision of Integrated Corrections) reasonably appropriate for how Authorized Users use the Licensed Software as of the date of this Agreement (and use the


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Licensed  Software after the date of this Agreement solely to the extent changed
by  any  Integrated  Enhancement  or  Integrated  Correction).   Notwithstanding
anything to the contrary  herein,  Integrated  shall not be obligated to provide
co-location   facilities  or  redundant  server/data  feed  facilities  and  may eliminate and/or substitute services/products as it deems necessary in its sole discretion. Integrated shall not be required to provide user support services in connection with the use of the Licensed Software by Watley or any Authorized Users, other than by telephone to Watley`s corporate representatives designated in writing to Integrated from time to time (but not directly to customers of ABWI or Watley or any Affiliate) to address network related issues. To the extent Watley, ABWI or an Affiliate request non-telephonic support such as an on-site visit, Integrated may provide the same at its then prevailing rates for such service. Integrated will also use commercially reasonable efforts to telephone third party vendors whose products have evidenced a failure to perform their intended functions in order to request that such vendors repair such a failure.

5. THIRD PARTY DATA AGREEMENTS. Watley and ABWI understand and acknowledge that Integrated, in its sole discretion and without liability, may terminate, not renew, replace or otherwise modify agreements currently in place with third parties (collectively, "DATA AGREEMENTS") pursuant to which data, orders, confirmations and other information are provided through or by the Licensed Software, PROVIDED that Integrated provides Watley with substantially equivalent information and functionality (but solely to the extent such equivalent information and functionality exist at comparable prices and to the extent that installing such information and functionality does not impose significant extra cost on Integrated).

6. TERM; EVENT OF DEFAULT. This Agreement shall commence as of the Effective Date and may be terminated by any non-defaulting Party upon an Event of Default.

7. EXPENSES AND TAXES.

         (a) EXPENSES. Except as expressly set forth in this Agreement, each Party will bear all costs and expenses of the performance of its obligations under this Agreement.

         (b) TAXES. Each Party will bear all current and future local, state and federal taxes and duties imposed upon the payments received by that Party under this Agreement, including all sales, use, services and income taxes.

8. PROPRIETARY RIGHTS; INDEMNIFICATION.

         (a) RIGHTS. Integrated retains ownership of all right, title and interest in the Licensed Software and Integrated`s other Intellectual Property Rights. Watley has no rights in the Licensed Software except those expressly granted by this Agreement.

         (b) COPYRIGHT AND OTHER NOTICES. Watley will not remove or otherwise change any of Integrated`s copyright, trademark or other proprietary rights notices contained in the Licensed Software without the prior written consent of Integrated.

         (c) INDEMNIFICATION.

                  (i) Integrated, at its expense, will defend and/or handle any claim or action threatened or brought against Watley, ABWI, any of their Affiliates or any of their respective officers, directors, employees, agents, consultants or other representatives, or any third parties permitted to use the Licensed Software in accordance with the provisions of this Agreement (collectively, the "INDEMNIFIED PARTIES") based on or arising out of any claim that the Licensed Software as modified by any Integrated Enhancement or Integrated Correction: (a) constitutes an infringement, violation, trespass, contravention or breach of any patent, copyright, trademark, license or other


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property  or  proprietary   right  of  any  third  party,   or  constitutes  the
unauthorized use or  misappropriation of any trade secret of any third party; or
(b) is not in compliance with any applicable law, rule, regulation, order of any governmental (including, without limitation, any regulatory or quasi-regulatory) agency or contract, including without limitation, any financial disclosure or encryption law; provided that, in each such case, the claim could not have been made but for an Integrated Enhancement or an Integrated Correction to the
Licensed  Software.   Integrated  further  agrees  to  indemnify  and  hold  the
Indemnified Parties harmless from and against any and all liabilities, costs, losses, damages and expenses (including reasonable attorneys` and experts` fees and expenses) associated with (x) any claim described in the first sentence of this paragraph and (y) any breach of this Agreement by Integrated. Watley will promptly notify Integrated of any such claim or action and will reasonably
cooperate  with  Integrated  in  the  defense  of  such  claim  or  action,   at
Integrated`s expense.

                  (ii) Integrated will have the sole right to conduct the defense of any such claim or action and all negotiations for its settlement or compromise; PROVIDED, HOWEVER, that Watley may participate in the defense of any such claim or action at Watley`s expense.

                  (iii) If the Licensed Software becomes the subject of any such claim or action, then Watley may terminate this Agreement unless Integrated, promptly after receiving written notice of any such claim or action, either: (a) procures for Watley the right to continue using the Licensed Software as contemplated hereunder; (b) modifies the Licensed Software to render same non-infringing or to correct such non-compliance, as the case may be (provided such modification does not materially adversely affect the use of the Licensed Software); or (c) replaces same with an equally suitable, functionally equivalent, compatible, non-infringing (or compliant, as the case may be) software program. If none of the foregoing is possible and if the Licensed Software is found to infringe or to not comply, Integrated or Watley will have the right to terminate this Agreement and Integrated will refund to Watley all amounts paid by Watley hereunder subject, however, to the effect of Section 12(b).

                  (iv) Each of Watley, ABWI and any Affiliate permitted to be an Authorized User (each a "WATLEY INDEMNITOR"), at its expense, will indemnify and hold harmless from any breach of this Agreement by an Authorized User,
Integrated, any of its affiliates or any of their respective officers, directors, employees, agents, consultants or other representatives (collectively, the "INTEGRATED INDEMNIFIED PARTIES"). The Watley Indemnitors further agrees to indemnify and hold the Integrated Indemnified Parties harmless from and against any and all liabilities, costs, losses, damages and expenses (including reasonable attorneys` and experts` fees and expenses) associated with such claim or action. Integrated will promptly notify the appropriate Watley Indemnitor(s) of any such claim or action and will reasonably cooperate with such Watley Indemnitor(s) in the defense of such claim or action, at such Watley Indemnitors` expense. Integrated will have the right to terminate this Agreement in the event of a breach of the provisions of this clause (iv).



9. CONFIDENTIALITY.

         (a) CONFIDENTIAL INFORMATION. No Party will disclose another Party`s Confidential Information to any Person except its Affiliates and its and their employees, agents and independent contractors to whom it is necessary to disclose the Confidential Information for purposes permitted under this Agreement and who have agreed to receive it under terms at least as restrictive as those specified in this Agreement. Each Party will use best efforts to maintain the confidentiality of Confidential Information received from the other Parties. Each Party will use another Party`s Confidential Information only for the purposes of performing this Agreement.

         (b) EXCEPTIONS TO CONFIDENTIAL INFORMATION. Confidential Information will not include information to the extent that: (i) such information is or becomes publicly available other than through any act or omission of a Party in breach of this Agreement; (ii) such information was rightfully received by the receiving Party, other than under an obligation of confidentiality, from a third party who had no obligation to the Party that owns such information not to disclose such information to others; (iii) such information was rightfully in the possession of the receiving Party at the time of the disclosure or was independently developed by the receiving Party; or (iv) any applicable law, rule, regulation or court order requires the disclosure of such information, provided that prior to such disclosure the Party subject to such requirement will give notice to the Party that owns such information so that such Party may take reasonable steps to oppose or limit such disclosure. The burden of proof that Confidential Information falls into any of the above exemptions will be borne by the Party claiming such exemption.

10. REPRESENTATIONS AND WARRANTIES.

         (a) Each Party represents, and warrants to the other that each has obtained all authorizations, approvals and consents of, made all necessary filings and registrations with, and given all necessary notices to, all Persons necessary for their execution, delivery and performance of this Agreement.

         (b) Integrated represents, warrants and covenants to the other Parties that all maintenance and support services provided hereunder shall be performed in a workmanlike and professional manner.

         (c) Integrated represents, warrants and covenants to the other Parties that it will continue to license and support the Licensed Software for a period of no less than three (3) years from the Effective Date (but without any limitation on its assignment rights set forth in Section 13(h)). Thereafter, Integrated shall provide Watley with no less than nine (9) months prior written notice if Integrated intends to cease licensing or supporting the Licensed Software.

         (d) Integrated represents, warrants and covenants to the other Parties that modifications of the Licensed Software by any Integrated Enhancement or Integrated Correction will not contain any computer code designed by or on behalf of Integrated (i) to disrupt, disable, harm, or otherwise impede in any manner, including aesthetical disruptions or distortions, the operation of the Licensed Software or any System (sometimes referred to as "viruses" or "worms");
(ii) that would disable the Licensed Software or any System or impair in any way their operation based on the elapsing of a period of time, the exceeding of an authorized number of copies, or the advancement to a particular date or other numeral (sometimes referred to as "time bombs", "time locks", or "drop dead" devices); or (iii) that would contain any other harmful, malicious or hidden procedures, routines or mechanisms that cause the Licensed Software or any System to cease functioning or to damage or corrupt data, storage media, programs, equipment or communications, or otherwise interfere with Watley`s, ABWI`s, or their respective Affiliates` operations.

         (e) Integrated represents, warrants and covenants to the other Parties that, with respect to all date-related data and functions provided by the Licensed Software, a modificaton to the Licensed Software and by any Integrated Enhancement or Integrated Correction will operate in a manner which is consistent with the use of the Licensed Software by ABWI and Watley as of the date of this Agreement.

11. OTHER AGREEMENTS.

         (a) The Parties acknowledge and agree that Integrated does not assume any responsibility whatsoever for Watley`s, or ABWI`s performance of Watley`s, or ABWI`s obligations under any agreement regarding or relating to the Licensed Software between Watley, ABWI or any of their Affiliates and any third party that was not an Assumed Liability accepted by Integrated under Section 1.2 of the Asset Purchase Agreement, and Integrated hereby disclaims any such responsibility.

         (b) Notwithstanding anything to the contrary herein, Integrated shall have no liability for (i) any fee or expense (including, without limitation, late charges and penalties) incurred prior to the Effective Date that was incurred by Watley or ABWI related to the Licensed Software, the Data Agreements, employment agreements or any product, equipment or services related thereto and (ii) any fee or expense for equipment leased or owned by Watley or ABWI prior to the Effective Date; PROVIDED that such fees or expenses were not Assumed Liabilities expressly accepted in writing by Integrated under the
Section 1.2 of the Asset Purchase Agreement.



12. DISCLAIMERS AND LIMITATIONS OF LIABILITY.

         (a)  DISCLAIMER  OF  WARRANTIES.  EXCEPT AS EXPRESSLY SET FORTH IN THIS
AGREEMENT: INTEGRATED EXPRESSLY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE LICENSED SOFTWARE OR ITS QUALITY, INCLUDING ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE; INTEGRATED MAKES NO REPRESENTATION CONCERNING THE LIKELIHOOD OF PROFITABLE TRADING USING THE LICENSED SOFTWARE; AND THE LICENSED SOFTWARE IS LICENSED "AS-IS" AND "WITH ALL FAULTS." NOTWITHSTANDING ANY OTHER PROVISION IN THIS AGREEMENT, INTEGRATED DOES NOT WARRANT THAT THE USE OF THE LICENSED SOFTWARE WILL BE UNINTERRUPTED OR ERROR-FREE OR THAT ALL DEFICIENCIES OR ERRORS ARE CAPABLE OF BEING CORRECTED. NEITHER WATLEY NOR ABWI WILL EXTEND ANY WARRANTIES FOR OR ON BEHALF OF INTEGRATED NOT SPECIFIED IN THIS AGREEMENT AND WILL MAKE NO REPRESENTATION OR WARRANTY REGARDING THE LIKELIHOOD OF PROFITABLE TRADING BASED ON THE LICENSED SOFTWARE. IN NO EVENT WILL INTEGRATED INCUR ANY LIABILITY TO WATLEY OR ANY AUTHORIZED USER ARISING OUT OF (I) ANY CONTRACT OR ARRANGEMENT BETWEEN WATLEY AND ANY AUTHORIZED USER UNLESS EXPRESSLY AGREED TO IN WRITING, OR (II) ANY COMMUNICATIONS, INTERNET AND/OR OTHER FAILURE AFFECTING THE LICENSED SOFTWARE ARISING IN CONNECTION WITH ACTS OF GOD OR THIRD PARTY ACTIONS OR OMISSIONS. INTEGRATED WILL, HOWEVER, USE COMMERCIALLY REASONABLE EFFORTS TO TELEPHONE THIRD PARTIES WHOSE SYSTEMS FAIL IN ORDER TO REQUEST THEY REPAIR SUCH FAILURES.

         (b) LIMITATIONS OF LIABILITY. THE LIABILITY OF EACH PARTY AND ITS EMPLOYEES, AGENTS AND AFFILIATES TO THE OTHER PARTIES AND THEIR RESPECTIVE EMPLOYEES, AGENTS AND AFFILIATES WILL BE LIMITED TO DIRECT DAMAGES. IN NO EVENT WILL ANY PARTY OR ITS EMPLOYEES, AGENTS OR AFFILIATES BE LIABLE FOR INCIDENTAL, SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS) SUFFERED BY ANOTHER PARTY OR ITS EMPLOYEES, AGENTS OR AFFILIATES, EVEN IF PREVIOUSLY ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, INTEGRATED`S MAXIMUM LIABILITY UNDER THIS AGREEMENT SHALL NOT EXCEED THE GREATER OF (A) THE SUM OF ALL AMOUNTS RECEIVED BY INTEGRATED DURING THE TWELVE MONTH PERIOD IMMEDIATELY PRECEDING THE RELEVANT CLAIM OR (B) $100,000 DOLLARS.

13. GENERAL.

         (a) GOVERNING LAW. This Agreement is to be governed and construed in accordance with the laws of the State of Texas, without regard to its conflict of law provisions.

         (b) JURISDICTION. Any judicial proceeding brought against any of the Parties to this Agreement on any dispute arising out of this Agreement or any matter related hereto shall be brought solely in the appropriate state or Federal courts located in Dallas, Texas (provided that Integrated, notwithstanding the foregoing, may elect to pursue its rights and remedies in another forum if it so desires). Each of the Parties hereby irrevocably and unconditionally submits, for itself and its property, to the in personam jurisdiction of the state and Federal courts sitting in Dallas County, Texas, in each case with respect to any action or proceeding arising out of or relating to this Agreement. Each Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any such court. Each Party hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (c) ENTIRE AGREEMENT. This Agreement, which includes the Exhibits described in this Agreement, embodies the entire understanding among the Parties with respect to its subject matter and supersedes all previous communications, representations or understandings, either oral or written, regarding the subject matter of this Agreement.

         (d) AMENDMENT. No amendment or modification of this Agreement shall be valid or binding unless signed by all the Parties to this Agreement. No amendment or modification of this Agreement shall be valid or binding if made by electronic means.

         (e) WAIVER. No provision of this Agreement can be waived except by a written document signed by the Party waiving the provision. The failure to insist, in any one or more instances, upon the strict performance of any provision or to exercise any right of this Agreement shall not be deemed to be a waiver or relinquishment of the future performance of any such provision or the future exercise of such right, but the obligations of each Party with respect to such future performance shall continue in full force and effect.

         (f) NOTICES. Any notice, demand, consent, approval, request, or other communication or document to be provided under this Agreement shall be (a) in writing and (b) deemed to have been provided (i) 48 hours after being sent by certified or registered mail in the U.S. mails, postage prepaid, return receipt requested, to the address of the recipient set forth below or such other address in the United States as such Party may designate from time to time by notice to the other Parties, or (ii) upon giving by hand or other actual delivery (including delivery by a nationally recognized overnight courier) at the address of the recipient set forth below or such other address in the United States as such Party may designate from time to time by notice to the other Parties. No notice, amendment or waiver with respect to this Agreement shall be effective if given by electronic means. For purposes of this Agreement, Penson`s notice address is Penson Financial Services, Inc., 1700 Pacific Avenue, Suite 1400, Dallas TX 75201, attn: President and Chief Operating Officer.

         (g) SEVERABILITY. In the event any provision of this Agreement is found to be invalid, voidable or unenforceable, the Parties agree that unless it materially affects the entire intent and purpose of this Agreement, such invalidity, voidability or unenforceability shall affect neither the validity of this Agreement nor the remaining provisions in this Agreement, and the provision in question shall be deemed to be replaced with a valid and enforceable provision most closely reflecting the intent and purpose of the original provision.

         (h) SUCCESSORS; ASSIGNMENT. Subject to the effect of the other provisions of this Section, this Agreeement shall be binding upon and shall inure to the benefit of the successors and assigns of the Parties. Integrated may freely assign any and all of its rights, interests and obligations under this Agreement, PROVIDED that, solely in the case of an "asset sale" (the sale of assets by Integrated pursuant to operation of law, merger, consolidation or other similar transaction shall not be deemed to be an "asset sale" subject to the effect of the proviso in this sentence) when Integrated transfers all of its right, title and interest in the Licensed Software to a purchaser but does not assign or delegate to such purchaser its obligations under this Agreement, Integrated will cause such purchaser in such asset sale by Integrated to such purchaser to provide a license to Integrated to enable Integrated to continue to license the Licensed Software to the Authorized Users in accordance with the provisions of this Agreement. Notwithstanding any other provision of this Agreement, neither this Agreement nor any interest in this Agreement or any rights hereunder shall be sold, transferred, or assigned by Watley or ABWI, by operation of law or otherwise, including the merger or consolidation of Watley or ABWI with or into another entity. For purposes of this Section, any change in "control" of Watley or ABWI shall constitute an assignment. Control means the direct or indirect power to direct or cause direction of the management and policies of an entity, whether through the ability to exercise voting power, by contract or otherwise, as determined by Integrated; and provided further that a transaction shall not constitute a change in control if (i) Watley shall have notified Integrated in writing (sent by telecopy marked conspicuously on the cover sheet with "Urgent-Immediate Reply Needed" to each of Integrated`s CEO and COO, each of Penson`s CEO, COO, CFO, General Counsel and Chief Compliance Officer and to Andrew Koslow (208-275-3940)) in reasonable detail of the general terms of a proposed transaction and identity of the applicable investor(s) and/or acquirer , and Integrated either confirms that such transaction does not constitute a change in control or does not notify Watley within six business days after the day on which it receives the notice from Watley that Integrated deems the transaction to be a change in control and Watley and/or its applicable subsidiary completes a transaction on terms no less favorable to Watley and/or its applicable subsidiary than that provided in the notice or (ii) it involves the issuance by Watley or a subsidiary of common stock or other equivalent equity securities (A) in connection with the conversion of existing indebtedness on the date hereof of Watley or the applicable subsidiary or (B) upon the conversion or exercise of warrants, preferred stock or other securities existing on the date hereof or issued pursuant to clause (A) above into common stock of Watley or the applicable subsidiary. Any attempted assignment, transfer, sale, or other delegation in violation of this Section shall be void.

         (i) JOINT AND SEVERAL OBLIGATIONS. Watley, ABWI and any Affiliate that becomes an Authorized User shall have joint and several liability with respect to the duties and obligations of each under this Agreement. Each of Watley and ABWI acknowledge and agree that any liens or security interests granted by Watley or ABWI in favor of Integrated or Penson, whether through the Fully Disclosed Clearing Agreement or other agreements or arrangements currently in place, shall serve to secure the joint and several obligations and Watley and ABWI owing to Integrated under this Agreement.

         (j) COUNTERPARTS. The Parties may execute more than one counterpart of this Agreement, and each fully executed counterpart shall be deemed an original.

         (k) FORCE MAJEURE. Each Party will be excused from performance under this Agreement for any period and to the extent that it is prevented from performing any action pursuant to this Agreement, in whole or in part, as a result of delays beyond its reasonable control caused by another Party or by an act of God, war, civil disturbance, court order, labor dispute, third party nonperformance or other cause beyond its reasonable control, including failures or fluctuations in power, heat, light, air conditioning or telecommunications equipment. Integrated will also be excused from performance under this Agreement to the extent the Licensed Software cannot function without the benefit of software currently licensed to Watley or ABWI prior to the date hereof and such software vendors have not granted a license to provide their software that not only enables Integrated to provide their software to Authorized Users but also on such other terms as shall be acceptable to Integrated in its sole discretion. Integrated may at its option, notwithstanding any provision in any Related Document to the contrary, determine to continue providing technical support to

Authorized Users previously provided by Penson under the terms of the Software License Agreement dated as of June 1, 2002 among Penson, ABWI and Watley.

         (l) FURTHER ASSURANCES. Each Party will execute and deliver such further agreements, documents and instruments and take such further action as may be reasonably requested by any other Party to carry out the provisions and purposes of this Agreement.

         (m) RELATIONSHIP OF THE PARTIES. Each Party will perform its obligations under this Agreement as an independent contractor. Nothing in this Agreement or in the performance of this Agreement is intended to create: a partnership, joint venture or other joint business arrangement among the Parties or any of their Affiliates; any fiduciary duty owed by one Party to another Party or any of its Affiliates; or a relationship of employer and employee among the Parties or any of their Affiliates.

         (n) HEADINGS. The headings used for the sections and subsections in this Agreement are for convenience and reference purposes only and will in no way affect the meaning or interpretation of this Agreement. All Exhibits and other attachments referenced in this Agreement (if any) are hereby incorporated for all purposes. In the event of any conflict between this Agreement and any Exhibits or other attachments to this Agreement, the provisions of this Agreement will control.

         (o) SURVIVAL. Sections 8, 9, 10, 12 and 13 of this Agreement will survive any such termination of this Agreement.

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized officers.


INTEGRATED TRADING SOLUTIONS, INC.      A.B. WATLEY GROUP INC.


By:                                     By:
    -------------------------------       --------------------------------
     Name:                                   Name:
     Title:                                  Title:

Address:                                Address:
1700 Pacific Avenue                     40 Wall Street
Suite 1400                              New York, New York 10005
Dallas, Texas 75201                     Attention:  Leon Ferguson
Attention:  CEO


[*] Confidential information has been omitted and has been separately filed with the Securities and Exchange Commission.


                 [SIGNATURE PAGE FOR SOFTWARE LICENSE AGREEMENT]

                                    EXHIBIT A
                                    ---------

                                LICENSED SOFTWARE



The Licensed Software includes the software programs known as "UltimateTrader II" and "Watley Trader."